UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 10, 2008
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Press Release, dated December 11, 2008

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2008, George Esgro resigned from his position as Vice President, Sales of Cornerstone Therapeutics Inc. (the “Company”), effective immediately. On December 11, 2008, the Company issued a press release relating to, among other things, Mr. Esgro’s resignation and the contemporaneous assumption by Joshua Franklin, the Company’s Vice President, Marketing, of additional responsibilities for sales. Mr. Franklin’s title was changed to Vice President, Sales and Marketing in connection with his assignment to lead the Company’s sales function. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
Item 8.01 Other Events
On December 11, 2008, the Company issued a press release to, among other things, provide an update on the status of its integration activities following the closing of the business combination of Critical Therapeutics, Inc. and Cornerstone BioPharma Holdings, Inc. on October 31, 2008, and the renaming of the combined company as Cornerstone Therapeutics Inc. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     See the Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Date: December 16, 2008	By:	/s/ Craig A. Collard
Craig A. Collard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

Exhibit 99.1	Press Release of Cornerstone Therapeutics Inc. dated December 11, 2008.